AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2026
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Emerson Electric Co.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-0259330 (IRS Employer Identification No.)

8027 Forsyth Boulevard
St. Louis, Missouri 63105
(Address, including zip code, of registrant’s principal executive offices)
Registrant’s telephone number, including area code: (314) 553-2000
John A. Sperino
Vice President and Assistant Secretary
Emerson Electric Co.
8027 Forsyth Boulevard
St. Louis, Missouri 63105
(314) 553-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William L. Cole, Esq.
Bryan Cave Leighton Paisner LLP
One Metropolitan Square, Suite 3600
St. Louis, Missouri 63102
314-259-2000
Fax 314-259-2020
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EMERSON ELECTRIC CO.
DEBT SECURITIES
PREFERRED STOCK ($2.50 PAR VALUE)
COMMON STOCK ($0.50 PAR VALUE)
WARRANTS
SHARE PURCHASE CONTRACTS
SHARE PURCHASE UNITS
We may offer and issue debt securities, preferred stock, common stock, warrants, share purchase contracts and share purchase units from time to time in one or more offerings. The shares of preferred stock or debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. You should read this prospectus, any prospectus supplement, any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference carefully before you invest.
Our common stock is listed on the New York Stock Exchange and the NYSE Texas under the symbol “EMR.”
Investing in our securities involves risk. See “Risk Factors” beginning on Page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We may offer these securities in amounts, at prices and on terms determined at the time of offering.
We may sell securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock or securities convertible into our common stock, at market prices prevailing at the time of the sales or prices related to such prevailing market prices.
We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. More information about the way we will distribute the securities is under the heading “Plan of Distribution.” Information about the underwriters, dealers or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to that series of securities, including their compensation. Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.
THE DATE OF THIS PROSPECTUS IS NOVEMBER 9, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of the securities that we may sell pursuant to this registration statement.
In this prospectus, “we,” “us,” “our,” the “Company” and “Emerson” refer to Emerson Electric Co.
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to sell securities, we will provide a prospectus supplement, and if applicable, a pricing supplement, that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement, any applicable pricing supplement, any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Information We Incorporate By Reference” and the additional information described under the heading “Where You Can Find More Information” below.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to, the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus, any prospectus supplement, any documents incorporated by reference, any free writing prospectus or any other material that we authorize may be accurate only as of their respective dates, regardless of the time of delivery or any sale of securities. You should not assume that the information in this prospectus, any prospectus supplement, any documents incorporated by reference, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
INFORMATION ABOUT EMERSON
Emerson Electric Co. was incorporated in Missouri in 1890 and has evolved through internal growth and strategic acquisitions into a global technology and software company that provides innovative solutions for customers in a wide range of end markets around the world. Our principal executive offices are located at 8027 Forsyth Boulevard, St. Louis, Missouri 63105. Our telephone number is (314) 553-2000.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business which are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended September 30, 2026, which are hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and the prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.
Risks Related to Our Securities
There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.
There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.
The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.
Net proceeds from the sale of our securities may not result in an increase in investment value.
Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the sources referred to above.
INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it in this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.
We incorporate by reference into this prospectus the documents listed below that we have previously filed with the SEC. These documents contain important information about us.
•	Our Annual Report on Form 10-K for the year ended September 30, 2026.
•
The description of our common stock included as Exhibit 4(c) to the Annual Report on Form 10-K for the year ended September 30, 2026, including any amendment or report filed for purposes of updating such description.

We incorporate by reference into this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date we first filed the registration statement to which this prospectus relates and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov). You can also obtain these documents from us, without charge, by writing or calling John A. Sperino, our Vice President and Assistant Secretary, at Emerson Electric Co., 8027 Forsyth Boulevard, St. Louis, Missouri 63105, telephone 314-553-2000. Our SEC filings are also available to the public on our website at http://www.emerson.com. Information on our web site is not intended to be an active link and is not part of this prospectus, any prospectus supplement, any free writing prospectus or the registration statement of which this prospectus is part.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus, any prospectus supplement, free writing prospectus or other offering material, or in documents incorporated by reference into this prospectus, may contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. In this context, forward-looking statements often address our expected future business and financial performance, including our outlook or guidance, and often contain words such as “expect,” “may,” “might,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “forecast,” or “assume.” These forward-looking statements are based on current expectations, are subject to risks and uncertainties, and we undertake no obligation to update any such statements to reflect later developments. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary statement identifying important economic, political and technological factors, among others, changes in which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.
Such factors include, but are not limited to, the following: the scope, duration and ultimate impacts of the Russia-Ukraine, Middle East and other global conflicts, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, which are set forth in the “Risk Factors” of Part I, Item 1A to the Company’s most recent Annual Report on Form 10-K, and in subsequent reports filed with the SEC, which are incorporated by reference, and the risk factors in this prospectus and in any prospectus supplement.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, financing acquisitions and the repayment or refinancing of short or long term borrowings. Before we use the proceeds for these purposes, we may invest them in short term investments. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering by us.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
•	debt securities;
•	shares of preferred stock;
•	shares of common stock;
•	warrants to purchase common stock, preferred stock, debt securities or any combination thereof;
•	share purchase contracts; and
•	share purchase units.
This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material U.S. federal income tax considerations relating to the securities offered to the extent required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus, or other offering materials we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Where You Can Find More Information” and “Information We Incorporate By Reference.”
The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF THE DEBT SECURITIES
This section describes some of the general terms of the debt securities that we may issue, from time to time, either separately, upon exercise of a warrant, as part of a share purchase unit or otherwise. Each prospectus supplement will describe the particular terms of the debt securities we are offering under that prospectus supplement. Each such prospectus supplement will also indicate the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that prospectus supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement or any applicable free writing prospectus.
Unless otherwise provided in the prospectus supplement, we will issue the debt securities under an Indenture, dated as of December 10, 1998 (the “Indenture”) between us and Computershare Trust Company, N.A. (the “Trustee”). The Trustee is successor to Wells Fargo Bank, National Association, which in turn is successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York). We are summarizing certain important provisions of the Indenture and material known provisions of the debt securities. We do not restate the Indenture or the known terms of the debt securities in their entirety. We urge you to read the Indenture and the form of debt securities issued thereunder because they, and not this description, will define your rights as holders of the debt securities. We previously filed the Indenture with the SEC, and it is incorporated by reference as an exhibit to the registration statement that includes this prospectus. When we use capitalized terms that we do not define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.
General
The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes (including notes commonly referred to as medium term notes) or other unsecured evidences of indebtedness.
We have issued a significant amount of debt securities under the Indenture. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, nor does it limit other debt that we may issue. We may issue the debt securities at various times in different series, each of which may have different terms. (Section 2.3)
The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:
•	The title of the debt securities.
•	Whether we may “reopen” the debt securities and issue additional debt securities of the same series.
•	Any limit on the total principal amount of such debt securities that we may offer.
•	The price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount.
•	The amortization schedule, maturity date or retirement of the debt securities.
•
The interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity. We may also specify how the rate or rates on the debt securities will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	The date from which interest on the debt securities will accrue or how the date will be determined.
•	The dates on which we will pay interest and the regular record dates for determining which Holders are entitled to receive the interest.
•	Any authenticating or paying agents, registrars or other agents.
•	If applicable, the dates on which or after which, and the prices and other terms at which, we are required to redeem the debt securities or have the option to redeem the debt securities.
•	If applicable, the circumstances under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of a change in control.
•	If applicable, any provisions with respect to amortization, sinking funds or retirement.
•	If applicable, any limitations on the defeasance provisions of the Indenture or any debt securities.

•	The amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount.
•	Any additional restrictive covenants or other material terms relating to the debt securities.
•	The terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt or other securities.
•	Any additional Events of Default that will apply to the debt securities.
•
If we will make payments on the debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

•	Any other material terms of the debt securities.
We may issue debt securities in one or more series, or tranches, at one or more times, having terms different from one another, including, but not limited to principal amount, maturity, interest rate and covenants.
Tax and other special considerations applicable to any series of debt securities will be described in the prospectus supplement in which we offer those debt securities to the extent required. In addition, certain U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement to the extent required.
Payments on Debt Securities
We will make payments on the debt securities at the office or agency we will maintain for that purpose (which will be a corporate trust office or agency of the Trustee in St. Paul, Minnesota unless we indicate otherwise in the prospectus supplement) or at such other places and at the respective times and in the manner as we designate in the prospectus supplement. (Sections 3.1 and 3.2) As explained under “Book-Entry Debt Securities” below, all debt securities will be book-entry and The Depository Trust Company or its nominee will be the initial registered Holder unless the prospectus supplement provides otherwise.
Unless otherwise indicated in the prospectus supplement, if any principal or interest payment date or date (if any) fixed for redemption or repayment of the debt securities is not a “Business Day,” we will pay interest or principal, as the case may be, on the next succeeding Business Day and no interest shall accrue for the period after such date. Unless otherwise indicated in the prospectus supplement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which applicable law or regulation authorizes or requires banking institutions in the City of New York, New York to close.
Form, Denominations and Transfers
Unless otherwise indicated in the prospectus supplement:
•	The debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof.
•	We will not charge any fee to exchange or register any transfer of any debt securities, except for taxes or other governmental charges (if any). (Section 2.8)
Ranking
Unless we otherwise indicate in a prospectus supplement, the debt securities will be our senior unsecured debt obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.
Original Issue Discount Securities
If debt securities are Original Issue Discount Securities, we will offer and sell them at a more than de minimis discount below their stated principal amount. “Original Issue Discount Security” means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 1.1) We will describe specific U.S. federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities in the prospectus supplement to the extent required.

Indexed Debt Securities
We may issue debt securities under which the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the Holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time our payment obligation is calculated. All payments of principal and interest with respect to any indexed debt securities will be paid in cash. We will include information in the prospectus supplement for such debt securities about how we will calculate the principal and/or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. The applicable prospectus supplement will provide information about additional tax considerations which would apply to the Holders of those debt securities to the extent required.
Certain Restrictions
Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the Indenture or the debt securities that would protect you against a highly leveraged or other transaction involving Emerson that may adversely affect you as a Holder of debt securities. If there are provisions that offer such protection, they will be described in the particular prospectus supplement.
Limitations on Liens. Under the Indenture, we and our Restricted Subsidiaries (defined below) may not issue any debt for money borrowed, or assume or guarantee any such debt, which is secured by a mortgage on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless such mortgage similarly secures your debt securities. A Principal Property is any manufacturing plant or manufacturing facility that we or any Restricted Subsidiary owns, located within the continental United States and, in the opinion of our board of directors, is of material importance to our total business that we and our Restricted Subsidiaries conduct, taken as a whole. The above restriction will not apply to debt that is secured by:
•	mortgages on property, shares of stock or indebtedness of any corporation that exists when it becomes a Restricted Subsidiary;
•	mortgages on property that exist when we acquire the property and mortgages that secure payment of the purchase price of and improvements to the mortgaged property;
•	mortgages that secure debt which a Restricted Subsidiary owes to us or to another Restricted Subsidiary;
•	mortgages that existed at the date of the Indenture;
•	mortgages on property of a company that exist when we acquire the company;
•	mortgages in favor of a government to secure debt that we incur to finance the purchase price or cost of construction of the property that we mortgage; or
•	extensions, renewals or replacement of any of the mortgages described above.
A Restricted Subsidiary is a direct or indirect subsidiary of Emerson if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).
The Indenture also excepts from this limitation on liens secured debt in an amount up to 10% of our Consolidated Net Tangible Assets. (Section 3.6)
Limitation on Sale and Leaseback Transactions. We and our Restricted Subsidiaries may not enter into sale and leaseback transactions involving any Principal Property (except for leases of up to three years, and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless:
•
we could issue debt secured by the property involved (under the limitations on liens described above) in an amount equal to the Attributable Debt which would be calculated under the Indenture based on the rental payments to be received, or

•	we pay other debt within 90 days in an amount not less than such Attributable Debt amount. (Section 3.7)

Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless (1) we are the surviving corporation, or the surviving corporation (if it is not Emerson) is a domestic (U.S.) corporation and assumes our obligations on your debt securities and under the Indenture; and (2) immediately after any such transaction, there is no default. (Section 9.1)
Defeasance
The Indenture includes provisions allowing defeasance that we may choose to apply to debt securities of any series. If we do so, we would irrevocably deposit with the Trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on the defeased debt securities. Our ability to exercise our option to cause a defeasance is conditioned upon (a) no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, occurring, and (b) no breach continuing or occurring as a result of such defeasance. If we make such a deposit with respect to your debt securities, we may elect either:
•
to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (“legal defeasance”); or

•	to be released from our restrictions described above relating to liens and sale/leaseback transactions (“covenant defeasance”).
To establish such a trust, we must deliver to the Trustee an opinion of our counsel that the Holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance, such opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. There may be additional provisions relating to defeasance which we will describe in the prospectus supplement. (Sections 12.1 through 12.4)
Events of Default, Notice and Waiver
If certain Events of Default by us specified in the Indenture happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of the defaulted series may declare the principal, and accrued interest, if any, of all securities of such series to be immediately due and payable. If certain specified Events of Default happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal, and accrued interest, if any, of all the outstanding debt securities to be due and payable. (Section 5.1)
An Event of Default in respect of any series of debt securities means:
•	default for 30 days in payment of any interest installment;
•	default in payment of principal, premium, sinking fund installment or analogous obligation when due;
•
unless stayed by litigation, default in performance of any other covenant in the Indenture governing such series, for 90 days after notice to us by the Trustee or by the Holders of 25% in principal amount of the outstanding debt securities of such series;

•	certain events of our bankruptcy, insolvency and reorganization; and
•	any additional events of default described in the prospectus supplement. (Section 5.1)
Within 90 days after a default in respect of any series of debt securities, the Trustee must give to the Holders of such series notice of all uncured defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold such notice if it in good faith determines that such withholding is in the interest of such Holders. The term “default” means, for this purpose, the happening of any Event of Default, disregarding any grace period or notice requirement. (Section 5.11)
Before the Trustee is required to exercise rights under the Indenture at the request of Holders, it is entitled to receive from such Holders such reasonable indemnity or, in certain cases, security, as it may require, against costs, liabilities and expenses, subject to its duty, during an Event of Default, which has not been cured or waived, to act with the required standard of care. (Sections 6.1 through 6.13)

In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)
The Indenture provides that Holders of debt securities do not have any right to bring suit under the Indenture unless such Holder shall have given to the Trustee written notice of default and unless Holders of 25% in principal amount of the outstanding debt securities of such series shall have made written request to the Trustee and offered to the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed for 60 days to institute such suit. (Section 5.6)
If an Event of Default occurs, the Trustee will distribute the money it collects in the following order:
•	First, to the Trustee and its agents and attorneys an amount sufficient to cover their reasonable compensation, costs, expenses, liabilities and advances made.
•
Second, in the case the principal of the defaulted series is not yet due and payable, ratably to the persons entitled to payment of interest on the defaulted series in order of the maturity of the installments of such interest, with interest on the overdue installments of interest, or, in the case the principal of the defaulted series is due and payable, ratably, based on the aggregate of principal and accrued and unpaid interest, to persons entitled to payment of principal and interest on the defaulted series, with interest on the overdue principal and overdue installments of interest.

•	Third, the remainder to us or any other person entitled to it. (Section 5.3)
We must file an annual certificate with the Trustee as to our compliance with conditions and covenants under the Indenture. (Section 3.5)
In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the Holders of all debt securities of such series, or the Holders of a majority of all outstanding debt securities voting as a single class, on behalf of the Holders of all outstanding debt securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, but may not waive, among other things, an uncured default in payment. (Sections 5.1 and 5.10)
Modification or Amendment of the Indenture
If we receive the consent of the Holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the Trustee that would:
•	add, change or eliminate provisions in the Indenture; or
•	change the rights of the Holders of debt securities.
However, unless we receive the consent of all of the affected Holders, we may not enter into supplemental indentures that would with respect to the debt securities of such Holders:
•	change the maturity;
•	reduce the principal amount or any premium;
•	reduce the interest rate or extend the time of payment of interest;
•	reduce any amount payable on redemption or reduce the amount of the principal of an Original Issue Discount Security that would be payable on acceleration;
•	impair or affect the right of any Holder to institute suit for payment;
•	change any right of the Holder to require repayment; or
•	reduce the requirement for approval of supplemental indentures. (Section 8.2)
We may also, without consent of the Holders, enter into supplemental indentures with the Trustee that would, among other things:
•	convey property to the Trustee as security for the debt securities;
•	evidence the succession of another corporation and provide for assumption of rights and obligation under the Indenture;

•	provide for a successor trustee or additional trustee;
•	add covenants, restrictions and conditions as we and the Trustee shall consider to be for the protection of the Holders of the outstanding debt securities;
•	add covenants, restrictions and conditions as described under “General” above;
•	cure any ambiguity or correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision contained in the Indenture;
•	make such other provisions as we may deem necessary or desirable so long as the interests of the Holders are not adversely affected thereby; or
•	make such other changes to the terms of the debt securities as left to our discretion by the terms of the Indenture. (Section 8.1)
Regarding the Trustee
The Trustee is Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association. Wells Fargo Bank, National Association was successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York) as trustee under the Indenture. Unless we otherwise indicate in a prospectus supplement, the Trustee will also be the paying agent and registrar of the debt securities. The Trustee is trustee in respect of our other debt securities issued and outstanding under the Indenture, and its affiliate is the registrar and transfer agent for our common stock. The Trustee’s Corporate Trust Office is currently located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention CCT Administrator for Emerson Electric Co.
Under certain circumstances, the Holders of a majority in principal amount of the Securities of each series may remove the Trustee with respect to such series and appoint a successor Trustee for such series, or any Securityholder of at least six months may petition a court for the removal of the Trustee and the appointment of a successor Trustee with respect to a particular series. (Section 6.10)

BOOK-ENTRY DEBT SECURITIES
The applicable prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, or DTC, 140 58th Street, Brooklyn, NY 11220. The global note(s) will evidence all of the debt securities of that series. This means that we will not issue certificates to each Holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global book-entry securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. DTC has no knowledge of the actual beneficial owners of the securities as DTC’s records reflect only the identity of participants, which may or may not be the actual beneficial owners. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of debt securities under the Indenture.
Neither DTC nor its nominee, Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy). Conveyance of notices and other communication among DTC, participants and holders of securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
The laws of some jurisdictions may require that certain purchasers of securities such as debt securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to acquire or transfer beneficial interests in the global book-entry security.
We will make payments on each series of book-entry debt securities to DTC or its nominee (Cede & Co.), as the sole registered owner and Holder of the global book-entry security. Neither Emerson, the Trustee nor any of our or their agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to such beneficial ownership interests.
DTC has advised us that, when it receives any payment on a global security, it will, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of such participants.
A global security representing a series will be exchanged for certificated debt securities of that series only if (x) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days, (y) we decide that the global security shall be exchangeable or (z) there is an Event of Default under the Indenture or an event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the debt securities represented by such global security. If that occurs, we will issue debt securities of that series in certificated form in exchange for such global security. Subject to the foregoing, an owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of such series equal in principal amount to such beneficial interest and to have such debt securities registered in its name. We would issue the certificates for such debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. No fees or costs of DTC will be charged to you.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK OF EMERSON
The following is a summary of the material terms of our capital stock and the provisions of our Restated Articles of Incorporation and Bylaws, as amended. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our Restated Articles of Incorporation, Bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”
General
Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.50 per share, and 5,400,000 shares of preferred stock, par value $2.50 per share. There are no shares of preferred stock outstanding.
Common Stock
All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock or debt securities issued pursuant to this prospectus or in connection with the obligations of a holder of share purchase contracts to purchase our common stock, will be fully paid and non-assessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds. In the event of any such declaration or payment, the holders of common stock will be entitled, to the exclusion of the holders of the preferred stock, to share therein. If we liquidate, dissolve, or wind up Emerson, after distribution and payment in full is made to holders of preferred stock, if any, the remainder of assets, if any, will be distributed pro rata among the holders of common stock of the company. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock. We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the NYSE Texas.
Computershare, Inc. is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange and on the NYSE Texas under the symbol “EMR.”
Preferred Stock
Our Restated Articles of Incorporation vest our board of directors with authority to issue up to 5,400,000 shares of preferred stock from time to time in one or more series and by resolution or resolutions:
•	To fix the distinctive serial designation of the shares of any such series;
•
To fix the rate or amount per annum at which the holders of the shares of any series shall be entitled to receive dividends, the dates on which such dividends shall be payable, and the date or dates from which such dividends shall be cumulative;

•	To fix the price or prices at which, the times during which, and the other terms upon which the shares of any such series may be redeemed;
•	To fix the amounts payable on the shares of any series in the event of dissolution or liquidation of the Company;
•	From time to time to include additional shares of preferred stock which the Company is authorized to issue in any such series;
•
To determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of the common stock of the Company, shares of any other series of the preferred stock of the Company, now or hereafter authorized, or any new class of preferred stock of the Company hereafter authorized, or debt securities, the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right shall be exercised;

•	To fix such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law;
•	To determine if a sinking fund shall be provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund; and
•	To set the consideration for which the shares of the series are to be issued.
Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our Restated Articles of Incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our Restated Articles of Incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.
The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by law and the Restated Articles of Incorporation, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our Restated Articles of Incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our Restated Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC as required.
Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. No dividend may be declared or paid and no distribution may be made on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, until the full cumulative dividends on the preferred stock of all series up to the end of the then quarterly dividend period shall have been declared and paid (or appropriated and set aside) by the board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. If the amount determined by our board of directors to be declared and payable as dividends on the preferred stock is insufficient to pay the full dividend, including accumulations, on all outstanding series, such amount shall be paid on all outstanding shares of all series on pro rata basis generally based on the amount of the full dividend for that series.
Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution earnings and assets, so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case, the holders of preferred stock will not be entitled to any other or further payment. In addition, the rights of the preferred stock in the event of a dissolution, liquidation or winding up shall not restrict or prevent the Company from paying dividends on common stock if the payment of such dividends is not restricted by any other terms of the preferred stock. If upon any liquidation, dissolution or winding up, amounts available for payment are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, the amount available will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.
Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.
Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.
Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.
The preferences, priorities, special rights and powers given to the preferred stock under our Restated Articles of Incorporation, or to any series thereof by any authorizing action of our board, may be altered or terminated, as provided by law, upon the affirmative vote of the holders of a majority of each series of preferred stock issued and outstanding whose rights will be affected by such proposed alteration or termination. No additional shares of the preferred stock except the shares provided for in our Restated Articles of Incorporation shall be authorized, and no additional shares of any other class of preferred stock having a priority over, or entitled to participate on a parity with, the preferred stock shall be authorized, except upon the affirmative vote of the holders of a majority of each series of the preferred stock issued and outstanding; provided, however, that the authorizing resolution for any series of preferred stock may provide for the vote of a greater percentage of the shares.
Currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matter submitted to the shareholders, amendments to the Restated Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:
•	increase or decrease the aggregate number or par value of authorized shares of the class or series;
•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;
•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or
•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.
Board Representation. Our Restated Articles of Incorporation provide that in addition to the voting rights set forth above, if, and whenever, six (6) or more quarterly dividends, whether or not consecutive, on the preferred stock shall be in arrears, in whole or in part, the holders of the preferred stock, including all series thereof, voting as a single class, shall have the right to elect a number of the members of the board of directors equal to the whole number obtained by dividing seven (7), into the number of directors of the Company authorized at such time by the Restated Articles of Incorporation of the Company, but not less than two (2) directors. In such event, the remainder of the directors shall be elected by the holders of the common stock and preferred stock, voting as a single class. Whenever all dividends in arrears and current dividends on the preferred stock then outstanding have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect such number of directors shall cease. During the time when the preferred stock is vested with the power of board representation, the secretary of the Company may (and shall upon the written request of the holders of record of ten percent (10%) or more in number of shares of the preferred stock outstanding) call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them subject to the provisions of our Restated Articles of Incorporation. In the case of additional authorized shares of preferred stock or a different class of preferred stock shall be created and issued, nothing herein contained shall prevent any such additional shares or class of the preferred stock from having the same voting rights on a pari passu basis with the shares of preferred stock entitled to vote on any matters.
Many of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on our common stock or any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.
Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Emerson, making removal of the management of Emerson difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the NYSE Texas, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Emerson through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Emerson. See also “Certain Charter and Bylaw Provisions” below.
Certain Charter and Bylaw Provisions
Our Restated Articles of Incorporation and Bylaws:
•	provide for a classified board of directors;
•	limit the right of shareholders to remove directors or change the size of the board of directors;
•	limit the right of shareholders to fill vacancies on the board of directors;
•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;
•	require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal certain provisions of our Restated Articles of Incorporation; and
•	provide that the Bylaws may be amended only by the majority vote of the board of directors.
Shareholders will not be able to amend the Bylaws without first amending the Restated Articles of Incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of Emerson.
Since the terms of our Restated Articles of Incorporation and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Restated Articles of Incorporation and Bylaws. If you would like to read our Restated Articles of Incorporation and Bylaws, they are on file with the SEC or you may request a copy from us.
Size of Board
Our Restated Articles of Incorporation provide that the number of directors will be fixed by our Bylaws; provided that the Bylaws must provide for three or more directors. Our Bylaws provide for a board of directors of at least three directors and permit the board of directors to set the number of directors from time to time. In accordance with our Bylaws, on August 4, 2026, our board of directors fixed the number of directors at eleven. Our Restated Articles of Incorporation and Bylaws further provide that our Bylaws may be amended only by a majority vote of our entire board of directors.
Election of Directors
Our Bylaws provide certain detailed timing and information requirements for the nomination of directors by shareholders. Please see our annual proxy statement for additional information.
Nominations outside of Emerson’s proxy statement. In order for a shareholder to nominate a candidate for director outside of our proxy statement, our Bylaws require that a shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days before the meeting (but if we give less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then the shareholder must give notice within ten days after the notice of the meeting is mailed or other public disclosure of the meeting is made). The notice must describe various matters regarding the nominee as specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting. Our Bylaws also set out specific eligibility requirements that nominees for director must satisfy, including various representations and agreements.
The foregoing time limits for a shareholder to nominate a candidate for director outside of our proxy statement also apply to shareholders seeking to utilize the SEC’s universal proxy rules set forth in Rule 14a-19 of the Exchange Act.
Nominations for inclusion in Emerson’s proxy statement (Proxy Access). In certain cases, our Bylaws permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered not less than 120 days nor more than 150 days prior to the anniversary of the date that we commenced mailing of our proxy materials (as stated in our proxy materials) in connection with the most recent annual meeting of shareholders. To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law. The Bylaws require that these disclosures be updated and supplemented, if necessary and that the shareholder making a nomination must appear at the meeting for the nomination to be considered.
No cumulative voting. Our Bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.
No person shall be eligible for election as a director if such person is seventy-two (72) years old or older at the commencement of his term. However, we have amended our Bylaws from time to time to grant exceptions.
Classified Board
Our Restated Articles of Incorporation and Bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.
Removal of Directors
Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock then entitled to vote at an election of directors may remove any director from office. Our Restated Articles of Incorporation provide that shareholders may remove a director with or without “cause” and with the approval of the holders of 85% of Emerson’s voting stock.
Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the Bylaws for election as a director or in the event the director is in breach of any agreement between such director and Emerson relating to such director’s service as a director or employee of Emerson.
Filling Vacancies
Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation;

provided, that when a board of directors is classified, as is the case with our board, a director filling a vacancy is not required to be presented for election by shareholders until the class to which the director has been elected by the board is presented for election by shareholders. Our Bylaws provide that, only the vote of a majority of the remaining directors may fill vacancies.
Limitations on Shareholder Action by Written Consent
Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous by the shareholders entitled to vote with respect to the subject matter thereof.
Limitations on Calling Shareholder Meetings
Under our Restated Articles of Incorporation and Bylaws, special meetings of shareholders may be called only by a majority of our board of directors, our chairman of the board, or the holders of not less than 85% of our voting stock.
Limitations on Introducing Other Items of Business
In order for a shareholder to bring an item of business before a shareholder meeting, our Bylaws require that the shareholder give us timely notice in advance of the meeting. Ordinarily, the shareholder must give notice at least 90 days but not more than 120 days before the meeting (but if we give less than 100 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting). The notice must include, among other things, a description of the item of business, the reasons for bringing the item of business and other specified matters. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. The Bylaws require that these disclosures be updated and supplemented, if necessary, and that the shareholder proposing business must appear at the meeting for the proposal to be considered. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.
Amendment of Restated Articles of Incorporation
Our Restated Articles of Incorporation may be amended by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast on the amendment; provided that certain provisions contained in our Restated Articles of Incorporation respecting business combinations, the board of directors, removal of directors, amendment of Bylaws and special meetings of shareholders may be amended only by the affirmative vote of the holders of 85% of the total voting power of all outstanding shares of Emerson, voting as a single class. However, the provisions respecting business combinations may be amended upon the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Emerson if such amendment shall first have been approved and recommended by a majority of those directors who meet certain criteria of independence from parties seeking a business combination.
Business Combination Provisions in Restated Articles of Incorporation
Our Restated Articles of Incorporation provide that certain business combinations involving Emerson and certain 10% shareholders, each as defined in our Restated Articles of Incorporation, require the approval of not less than 85% of the total voting power of all outstanding voting stock, voting as a single class unless (i) a majority of the continuing directors (as defined in our Restated Articles of Incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied. Under Missouri law, for certain other mergers, the shareholder approval requirement may be two-thirds of the outstanding shares entitled to vote. However, additional requirements may apply as described in “Missouri Statutory Provisions” herein.
Limitation on Directors’ Liability
Our Restated Articles of Incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Missouri General and Business Corporation Law.

Anti-Takeover Effects of Provisions
The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our Restated Articles of Incorporation and/or Bylaws that limit the ability of shareholders to amend our Bylaws, to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit Emerson and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.
The provision of Missouri law which requires unanimity for shareholder action by written consent requires that all our shareholders entitled to vote on a proposed action have the opportunity to participate in the action and prevents the holders of a majority of the voting power of Emerson from using the written consent procedure to take shareholder action. The Bylaw provision requiring advance notice of other items of business may make it more difficult for shareholders to take action opposed by the board of directors. Moreover, a special meeting of shareholders may only be called by holders of not less than 85% of all of the outstanding shares entitled to vote at such a meeting.
These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board’s consent, and thus reduce the vulnerability of Emerson to an unsolicited takeover proposal. These provisions enable Emerson to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of Emerson and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of Emerson and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management. The provisions requiring an 85% vote of shareholders for amendments to certain provisions of our Restated Articles of Incorporation and for certain business combinations have the effect of limiting the ability of shareholders and others to change the terms of Emerson’s Restated Articles of Incorporation and to change control of Emerson.
Missouri Statutory Provisions
Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.
Business Combination Statute
Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.
The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status. The statute provides that, after the expiration of such five-year period, business combinations are prohibited unless:
•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination at a meeting called for such purpose; or
•	the business combination satisfies certain detailed fairness and procedural requirements.
A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.
A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.
Control Share Acquisition Statute
Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.
In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, the acquisition must be approved by the affirmative vote, at a single shareholder meeting, of (i) a majority of all outstanding voting shares, and (ii) separately, a majority of all outstanding voting shares excluding shares held by each of (a) the acquiring shareholder, (b) employee directors and (c) officers appointed by the board of directors. Both thresholds must be satisfied for the acquisition to be approved. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.
Not all acquisitions of shares constitute control share acquisitions. The following acquisitions generally do not constitute control share acquisitions:
•	good faith gifts;
•	transfers in accordance with wills or the laws of descent and distribution;
•	purchases made in connection with an issuance by us;
•	purchases by any compensation or benefit plan;
•	the conversion of debt securities;
•	purchases from holders of shares representing two-thirds of our voting power; provided such holders act simultaneously;
•	satisfaction of a pledge or other security interest created in good faith;
•	mergers involving us which satisfy the other requirements of the Missouri General and Business Corporation Law;
•	transactions with a person who owned a majority of our voting power within the prior year; or
•
purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person’s voting power after the purchase does not exceed the selling shareholder’s voting power range prior to the sale.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of the control share acquisition statute.
Take-Over Bid Disclosure Statute
Missouri’s “take-over bid disclosure statute” requires that, under some circumstances, including inapplicability of disclosure required by the Exchange Act, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. We may issue warrants independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities. Each warrant will entitle the holder to purchase for cash an amount or number of securities at the exercise price specified in the prospectus supplement relating to the warrants.
We will issue our warrants in one or more series, each under a warrant agreement between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.
As required, we will file a copy of each warrant agreement that we enter into with the warrant agent in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.
General Terms
The applicable prospectus supplement will contain, where appropriate, information relating to the warrants, including the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the price and prices at which the warrants will be issued;
•	the various factors considered in determining the exercise prices;
•	the currency or currencies in which the price of the warrants will be payable;
•	the dates upon which the right to exercise the warrants will begin and end;
•	if the warrants are not continuously exercisable, the specific date or dates on which they may be exercised;
•	the place or places where, and the manner in which, the warrants may be exercised;
•	the exercise price, the procedures for exercise and the circumstances, if any, that will deem the warrants to be automatically exercised;
•	any provisions for changes to or adjustments in the exercise price;
•	the designation and terms of the securities purchasable upon exercise of the warrants and the number or amount of such securities issuable upon exercise of the warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;
•	any minimum or maximum number of warrants which may be exercised at any one time;
•
if warrants are issued together with debt securities, common stock or preferred stock, the title of the securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;

•	whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;
•	information with respect to book-entry procedures, if any;
•	the terms of any mandatory or optional redemption or call provisions;
•	the exchanges, if any, on which the warrants may be listed;
•	the identity of the warrant agent;
•	the terms of the warrant agreement entered into with the warrant agent;

•	the U.S. federal income tax considerations applicable to the warrants; and
•	any other material terms of the warrants.
Prior to the exercise of the warrants, warrant holders will not have any rights of holders of our securities purchasable upon exercise of those warrants, including (1) in the case of warrants for the purchase of our debt securities, the right to receive payments of principal, premium or interest, if any, on those debt securities or to enforce covenants in the governing Indenture, or (2) in the case of warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.
Exercise of Warrants
Warrants may be exercised as set forth in the applicable prospectus supplement. Any warrants not exercised by the expiration date will be void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the holder the securities purchased upon exercise of the warrants. If the warrants are certificated and a holder does not exercise all of the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.
Amendments and Supplements to Warrant Agreement
Except as otherwise set forth in the prospectus supplement, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
We may issue share purchase contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of our common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the share purchase contract. The price per share may be fixed at the time that the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. Share purchase contracts may include anti-dilution provisions to adjust the number of shares issuable pursuant to such share purchase contracts upon the occurrence of certain events.
We may issue the share purchase contracts separately or as a part of units, which we refer to as “share purchase units.” Each such unit will consist of a share purchase contract and one or more of: (i) our debt securities, (ii) our common stock, (iii) our preferred stock, (iv) our warrants or (v) debt obligations of third parties, including U.S. Treasury securities, which in each case will be pledged to secure the purchasers’ obligation to purchase common stock or preferred stock under the related share purchase contract.
The share purchase contracts may:
•	require us to make periodic payments to holders of the share purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis;
•	require holders to pay their payment obligations at the time the share purchase contracts are issued, which we refer to as “prepaid share purchase contracts,” or at the time of settlement;
•	require holders to secure their obligations under the share purchase contracts in a specified manner; and
•
permit us to deliver, in certain circumstances, newly issued prepaid share purchase contracts, often known as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the material terms of the share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. As required, we will file a copy of each of these documents in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. We will provide information about material U.S. federal income tax considerations applicable to the share purchase contracts and the share purchase units in the applicable prospectus supplement to the extent required.

PLAN OF DISTRIBUTION
We may sell any of the securities offered by this prospectus to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents, or through a combination of methods.
Such firms may also act as our agents in the sale of the securities. We have no definitive plans to sell any of the securities offered by this prospectus directly to purchasers, but it is possible that we may make direct sales to one or more institutional investors. Any of our officers involved in such direct sales will rely on the exemption from broker-dealer registration provided by Rule 3a4-1 under the Exchange Act and will comply with all elements of that rule.
Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by such supplement. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. As may be appropriate, we will file any required post-effective amendment or prospectus supplement to this registration statement that will name all of the participating underwriters in any “at the market” equity offering of our securities.
We may distribute securities at different times in one or more transactions. We may sell securities at fixed prices, which may change from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as such term is defined in the Securities Act. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter, dealer or agent, and we will describe any such compensation, in the prospectus supplement as required. We will describe our expected offering expenses in the prospectus supplement relating to a particular offering.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities.
Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent as required. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.
We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. In the event that we conduct an electronic auction, if required we will file a post-effective amendment to the registration statement of which this prospectus (as supplemented) forms a part, describing the auction. We will include the price and terms to be established by the auction, a summary of the auction process and how you may participate in the auction, a description (or screenshots) of the Internet web pages that you will see before the auction and a description of the underwriters’ obligations.
Unless otherwise indicated in the prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange and the NYSE Texas. Any common stock sold pursuant to a prospectus supplement will be listed on such exchanges, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.
Agents, underwriters and dealers and their respective affiliates may be customers of, engage in transactions with, or perform commercial banking and/or investment banking transactions and/or advisory services and other services for, us and our subsidiaries in the ordinary course of business.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver common stock covered by this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.
The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.
In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Underwriters may also engage in penalty bids or reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, John A. Sperino, Esq., our Vice President and Assistant Secretary, will pass upon the legality of the offered securities for us. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, will pass upon the legality of the offered securities for the underwriters, if any. Mr. Sperino is paid a salary by Emerson, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of Emerson common stock. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell LLP will rely on the opinion of John A. Sperino with respect to matters of Missouri law. Davis Polk & Wardwell LLP acts as counsel to us from time to time with respect to various matters but not with respect to the offered securities. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is also representing us in connection with some of the aspects of this offering.
EXPERTS
The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2026 and 2025, and for each of the years in the three-year period ended September 30, 2026, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2026 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2026 financial statements refers to a change in the method of accounting for pension and postretirement plans.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the costs and expenses payable by Emerson, except any underwriters’ fees and expenses, in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$(1)
Printing expenses	(2)
Rating agency fees and expenses	(2)
Trustee’s fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$ (2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the Registration Fee.
(2)
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate amount of these expenses in connection with the sale and distribution of the securities being offered will be reflected in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
The following summary is qualified in its entirety by reference to the complete text of Sections 351.355 of the Revised Statutes of Missouri and the Restated Articles of Incorporation and Bylaws, as amended, of Emerson.
Emerson is a Missouri corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 351.355(2) provides that the corporation may indemnify any such person in any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including attorneys’ fees and settlement amounts actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that he or she may not be indemnified in respect of any claim, issue or matter in which he or she has been adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent, authorized by the court.
Section 351.355(3) provides that a corporation shall indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him or her under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
Emerson has entered into indemnification agreements with the directors of Emerson and adopted amendments to the Bylaws of Emerson which incorporate indemnity provisions permitted by Section 351.355(7) described above. The agreements and amended Bylaws provide that Emerson will indemnify its directors, officers and employees against all expenses (including attorneys’ fees), judgments, fines and settlement amounts, actually and reasonably paid or incurred in any action or proceeding, including any action on behalf of Emerson, on account of their service as a director, officer or employee of Emerson, any subsidiary of Emerson or any other company or enterprise when they are serving in such capacities at the request of Emerson, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of Emerson in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law or (v) the action is brought by Emerson, except where it is brought in the right of Emerson or in connection with an acquisition of Emerson in a transaction not approved by the Board of Directors by a majority of its continuing directors, which for this purpose means those directors holding office prior to the time of such acquisition or any successors who were approved as successors by the directors holding office prior to the time of such acquisition. Such person shall be indemnified only to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors’ or officers’ liability insurance policy maintained by Emerson. The amended Bylaws also provide that Emerson may advance expenses incurred by an employee or agent, and shall pay expenses incurred by a director or officer, in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of any such person to repay such amounts unless it is ultimately determined that any such person is entitled to be indemnified by Emerson.
Article 10 of Emerson’s Restated Articles of Incorporation provides that the liability of Emerson’s directors to Emerson or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Missouri General and Business Corporation Law. Any repeal or modification of Article 10 by Emerson’s shareholders shall not adversely affect any right or protection of a director of Emerson existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Emerson maintains directors’ and officers’ liability insurance.

ITEM 16.	EXHIBITS

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement Standard Provisions.
1.2	Form of Pricing Agreement (included in Exhibit 1.1).
1.3*	Form of Distribution Agreement.
1.4*	Form of Underwriting Agreement (Debt).
1.5*	Form of Underwriting Agreement (Equity).
4.1
Indenture dated as of December 10, 1998, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as successor trustee to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as the Bank of New York)), as trustee, incorporated by reference to Emerson Electric Co. 1998 Form 10-K, File No. 1-278, Exhibit 4(b).

4.2
Agreement of Resignation, Appointment and Acceptance dated as of April 26, 2019 by and among Emerson Electric Co., Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as successor trustee, and The Bank of New York Mellon Trust Company, N.A., as resigning trustee, incorporated by reference to the Emerson Electric Co. Form 8-K dated May 15, 2019, filed on May 17, 2019, File No. 1-278, Exhibit 4.4.

4.3	Form of Debt Security.
4.4*	Form of Warrant Agreement.
4.5
Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (incorporated by reference to the Emerson Electric Co. 1998 Form 10-K for the fiscal year ended September 30, 1998, File No. 1-278, Exhibit 3(a)(ii)).

4.6*
Form of Preferred Stock—Any amendment to Emerson Electric Co.’s Restated Articles of Incorporation authorizing the creation of any series of preferred stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

4.7
Restated Articles of Incorporation of Emerson Electric Co. (incorporated by reference to the Emerson Electric Co. Form 10-Q for the quarter ended March 31, 2001, File No. 1-278, Exhibit 3(a)); Amendment to the Company’s Restated Articles of Incorporation (incorporated by reference to the Company’s Form 8-K filed on February 14, 2025, File No. 1-278, Exhibit 3.1).

4.8	Bylaws of Emerson Electric Co., as amended through May 4, 2021 (incorporated by reference to the Emerson Electric Co. Form 8-K dated May 4, 2021, filed on May 4, 2021, File No. 1-278 Exhibit 3.1).
5	Opinion of John A. Sperino, Esq.
8*	Opinion regarding tax matters.
23.1	Consent of John A. Sperino, Esq. (included in Exhibit 5).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Powers of Attorney executed by certain of the Officers and Directors of the Registrant.
25	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A., as Trustee.
107	Filing Fee Table

*
To the extent required, to be filed either by an amendment to the Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

ITEM 17.	UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 9th day of November, 2026.

EMERSON ELECTRIC CO.

By:	/s/ James H. Thomasson
Name:	James H. Thomasson
Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Director	November 9, 2026
S. L. Karsanbhai

*	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	November 9, 2026
M. J. Baughman

*	Chairman of the Board	November 9, 2026
J. S. Turley

*	Director	November 9, 2026
M. A. Blinn

*	Director	November 9, 2026
J. B. Bolten

*	Director	November 9, 2026
C. G. Butler

*	Director	November 9, 2026
M. S. Craighead

*	Director	November 9, 2026
G. A. Flach

*	Director	November 9, 2026
L. M. Lee

*	Director	November 9, 2026
M. S. Levatich

*	Director	November 9, 2026
J. M. Mckelvey

*	Director	November 9, 2026
J. G. Newstead

/s/ John A. Sperino		November 9, 2026
John A. Sperino, Attorney-In-Fact Pursuant to Power of Attorney